Exhibit 10.2

FIFTH AMENDMENT
OF
UNITEDHEALTH GROUP
EXECUTIVE SAVINGS PLAN
(2004 Statement)

THIS AMENDMENT, made and entered into as of December 20, 2013, by UNITEDHEALTH GROUP INCORPORATED, a Minnesota corporation (“UnitedHealth Group”);
WHEREAS, UnitedHealth Group has established and maintains several nonqualified, deferred compensation programs (the “ESP”) for the benefit of a select group of management or highly compensated employees of UnitedHealth Group and certain affiliates of UnitedHealth Group; and
WHEREAS, said programs are currently embodied in a single document which is effective January 1, 2004, and which is entitled “UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLAN (2004 Statement)” (hereinafter referred to as the “Plan Statement”); and
WHEREAS, the Board of Directors of UnitedHealth Group has delegated to the Compensation and Human Resources Committee of the Board of Directors the power and authority to amend the Plan Statement; and
WHEREAS, the Compensation and Human Resources Committee has further delegated its authority to amend the Plan Statement to the Executive Vice President, Human Capital with the exception of amendments that would materially increase the cost of the ESP, and amendments that are required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934; and
WHEREAS, the Executive Vice President, Human Capital wishes to amend the Plan Statement to provide that businesses in which UnitedHealth Group owns an interest of at least 50 percent will be treated as “Affiliates” for purposes of determining whether a Participant whose employment is transferred to such an entity has incurred a Separation from Service; and
WHEREAS, the Executive Vice President, Human Capital has determined that such amendments will not materially increase the cost of the ESP, and that none of such amendments are required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934.
NOW, THEREFORE, BE IT RESOLVED, that the Plan Statement is hereby amended in the following respect:
1.    DEFINITION OF AFFILIATES. Effective with respect to amounts deferred on and after January 1, 2014, Section 1.2.2 is amended to read as follows:

Exhibit 10.2

1.2.2. Affiliate -a business entity which is not an Employer but which is part of a “controlled group” with the Employer or under “common control” with an Employer, as those terms are defined in section 414(b) and (c) of the Code (applying an eighty percent (80%) common ownership standard except for purposes of determining whether a Participant has incurred a Separation from Service requiring a distribution of the portion of a Participant’s Account attributable to deferred base salary that would otherwise have been paid in 2014 or later, and deferred Incentive Awards and Performance Awards that would otherwise have been paid in 2015 or later, for which purpose a fifty percent (50%) common ownership standard shall be applied in accordance with Treasury Regulation §1.409A-1(h)(3)). A business entity which is a predecessor to an Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations under section 414(a) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Executive Vice President, Human Capital may, in his or her discretion, designate as an Affiliate any business entity which is not such a “controlled group,” “common control” or “predecessor” business entity but which is otherwise affiliated with an Employer, subject to such limitations as the Executive Vice President, Human Capital may impose.

2.	SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.